UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-37621	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana		70401
(Address of principal executive offices)		(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	FGBI	The Nasdaq Stock Market LLC

 DOCUMENTS INCORPORATED BY REFERENCE:

(1) Proxy Statement for the 2019 Annual Meeting of Stockholders of the Registrant.

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of First Guaranty Bancshares, Inc. held May 16, 2019, the following matters were voted upon:

a) Election of the following nominees as directors, with votes "for" and "withheld", as well as broker non-votes, as follows:

Director	Votes “For”	Votes “Withheld”	Broker Non-votes
William K. Hood	4,512,273	455,672	1,810,243
Alton B. Lewis	4,899,667	68,278	1,810,243
Marshall T. Reynolds	4,503,861	464,084	1,810,243
Jack Rossi	4,736,711	231,234	1,810,243
Edgar R. Smith, III	4,583,777	384,168	1,810,243

b) Ratification of the appointment of Castaing, Hussey, and Lolan LLC as the independent auditing firm.

Votes “For”	Votes "Against"	Votes “Withheld”	Broker Non-votes
4,965,482	2,463	—	1,810,243

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)
Date: May 17, 2019
	By:	/s/Alton B. Lewis, Jr.
Alton B. Lewis, Jr.
Vice Chairman of the Board and
Principal Executive Officer